DNB Financial Corporation


For further information, please contact:
Bruce Moroney
CFO/ Senior Vice President
610-873-5253                                               FOR IMMEDIATE RELEASE


                            DNB Financial Corporation

                         Declares a $0.13 Cash Dividend


(May 26, 2004 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, have declared a cash dividend of $0.13 per share for the second quarter of 2004 to shareholders of record on June 10, 2004. The cash dividend will be paid on June 20, 2004.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, is a commercial bank and a member of the FDIC. DNB First, a $420 million community bank headquartered in Chester County, Pennsylvania, is the oldest independent bank in the county with nine full service offices. Through DNB Advisors, DNB First provides wealth management and trust services to individuals and businesses throughout Chester County. The Bank and its subsidiary, DNB Financial Services, Inc., make available certain nondepository products and services, such as securities brokerage, mutual funds, life insurance and annuities.

Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnbfirst.com.